Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors of MVB Financial Corp. and Subsidiary
We consent to the incorporation by reference in the registration statements (Nos. 333-189512, 333-186910, 333-145716, and 333-120234) on Forms S-8 and (Nos. 333-180317, 333-208949, and 333-215140) on Forms S-3 of MVB Financial Corp. and Subsidiary of our report, dated March 8, 2019, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiary and the effectiveness of internal control over financial reporting, which reports appear in MVB Financial Corp.’s 2018 Annual Report on Form 10-K.
Gaithersburg, Maryland
March 8, 2019

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